Exhibit 10.7
                       MANAGEMENT BENEFIT PLAN OF

                   INTERNATIONAL MULTIFOODS CORPORATION

                    Restated Effective January 1, 1997




                       MANAGEMENT BENEFIT PLAN OF

                   INTERNATIONAL MULTIFOODS CORPORATION

                              SECTION 1.
                             DECLARATION

1.1 The Management Benefit Plan of International Multifoods Corporation was established as of April 1, 1977, and is amended and restated in this document, as a means of providing retirement and other benefits to a select group of executives of International Multifoods Corporation and its consolidated subsidiaries.
1.2 This January 1, 1997 restatement shall apply to Participants actively employed on or after that date. The September 17, 1993 restatement shall control as to benefits to Participants terminated prior to January 1, 1997 and on or after September 17, 1993. The March 1, 1990 restatement shall control as to benefits to Participants terminated prior to September 17, 1993 and on or after March 1, 1990. The July 1, 1987 restatement and prior plan documents shall control as to benefits to Participants terminated prior to March 1, 1990.
1.3 This Plan has been established and will be maintained as a non-qualified form of executive deferred compensation, in accordance with
Section 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended.

                             SECTION 2.
                            DEFINITIONS

2.1 The terms defined in this Section 2 shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

2.1.1 "Accrued Benefit" means an annual income payable for life in an amount equal to "A" minus "B" where:

"A"  =     The annual benefit that would have been paid under the PEP in the form of a single life annuity starting as of the date retirement benefits start under this Plan if (i) the Participant's "Covered Pay" under the PEP included amounts deferred at the election of the Participant under any nonqualified deferred compensation plan or arrangement approved by the Committee, and also amounts waived by the Participant under any waiver arrangement approved by the Committee, and
(ii) Code sections 401(a)(17) and 415 did not apply to the PEP.

     minus

"B"  =     The annual benefit actually payable under the PEP in the form of a single life annuity starting as of the date retirement benefits start under this Plan.

2.1.2     "Actuary" means an Enrolled Actuary under the Employee
Retirement Income Security Act of 1974, appointed by the Company.

2.1.3 "Actuarial Equivalent" means a benefit of equivalent value when computed on the basis of mortality and interest rate assumptions recommended by the Actuary and approved by the Vice President - Finance and Chief Financial Officer or the Vice President and Controller of the Company.

2.1.4     "Affected Participant" means:

(a) any Participant who is an Employee on the Date of a Change in Control of the Company except any Participant who has delivered to the Company, prior to the Date of Change in Control of the Company, a signed letter stating that such Participant has elected not to receive the lump sum payment contemplated and provided for in Section 5.5 hereof in the event of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company at any time prior to the Date of a Change in Control of the Company; and

(b) any Participant who: (i) on the Date of a Change in Control of the Company is a retired Employee, or a former Employee who at the time of termination of employment was vested in his or her Accrued Benefit, or the beneficiary of any such retired Employee or former vested Employee ("Retired Employee"), and (ii) has delivered to the Company, prior to the Date of a Change in Control of the Company, a signed letter electing to receive, upon the occurrence of a Change in Control of the Company, in the form of a lump sum, the benefits payable to such Participant as of the Date of a Change in Control of the Company; provided, however, that any such Participant shall have the right to withdraw such election by delivering a signed letter to that effect to the Company, at any time prior to the Date of a Change in Control of the Company.

2.1.5 "Change in Control of the Company" means any one of the following:

(a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 2.1.5; or

(b) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

(c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

(d) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

2.1.6 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.1.7 "Committee" means the Compensation Committee of the Board of Directors of International Multifoods Corporation, or its successor group.

2.1.8 "Company" or "Multifoods" means International Multifoods Corporation, a Delaware corporation, and its successors and assigns.

2.1.9     "Effective Date" means April 1, 1977.

2.1.10 "Employee" means any person including any officer, employed on a regular, full-time, salaried basis by the Employer.

2.1.11 "Employer" means the Company or any of its subsidiaries.

2.1.12 "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's attainment of age sixty-five (65).

2.1.13 "Participant" means an Employee who has been designated by the Board of Directors of Multifoods, or the Committee, to participate in this Plan in accordance with the provision of Section 4 of this Plan.

2.1.14 "PEP" means the Multifoods Pension Equity Plan, as originally adopted or, if amended or supplemented or restated, as so amended or supplemented or restated.

2.1.15 "Plan" means this Management Benefit Plan, as originally adopted or, if amended or supplemented or restated, as so amended or supplemented or restated.

2.1.16 "Vesting Service" shall have the respective meaning specified in the PEP, subject to modification under Section 3 of this Plan.

                              SECTION 3.
                           VESTING SERVICE

3.1     Vesting Service shall be used to determine vesting under Section
4.2 of this Plan.

3.2 At the discretion of the Committee, an Employee's period of service, or any part thereof, with a company of which the assets or stock have been acquired by the Employer, may be included as Vesting Service.

3.3 Vesting Service shall include a leave of absence, but for purposes of this Plan, such period shall not exceed one (1) year, unless otherwise determined by the Committee.

                             SECTION 4.
                      ELIGIBILITY AND VESTING
4.1     ELIGIBILITY

4.1.1 Any executive of the Employer shall be eligible for consideration as a Participant in this Plan.

4.1.2 It shall be the prerogative of the Board of Directors of Multifoods, or the Committee, to designate an Employee as a Participant under this Plan. The Board of Directors of Multifoods, or the Committee, in designating Participants shall give full consideration to recommendations submitted by the Chairman of the Board of Directors of Multifoods.

4.1.3 An Employee designated as a Participant under this Plan will commence participation as of the effective date specified by the Board of Directors of Multifoods, or the Committee.

4.1.4 An Employee designated as a Participant under this Plan will continue as a Participant under this Plan until death, termination of employment, or until removed from participation by the Board of Directors of Multifoods, or by the Committee.

4.2     VESTING

4.2.1 A Participant shall be vested in his or her Accrued Benefit at the earliest to occur of the following events:

(a) the date that the Participant completes five (5) years of Vesting Service;

(b) the date that the Participant attains age sixty-five (65) provided the Participant is employed with the Employer on that date; or

(c)     the Date of a Change in Control.

                              SECTION 5.
                              BENEFITS
5.1     NORMAL RETIREMENT

5.1.1 The Accrued Benefit shall commence at the Participant's Normal Retirement Date (or, if later, as of the first day of the month coincident with or next following the Participant's termination of employment).

5.1.2 The Accrued Benefit shall be paid in the form of a single life annuity with monthly payments unless the Participant elects an alternative payment form. The alternative payment forms available shall be those available to the Participant under the PEP, provided that a single lump-sum payment is not an available payment form under this Plan (except as provided in Section 5.1.3, 5.5 or 8.3 of this Plan). The election of an alternative payment form must be made within 90 after the date the Participant first becomes a Participant in this Plan (or, in the case of a Participant who is a Participant as of January 1, 1997, no later than March 31, 1997). In addition, the Accrued Benefit may, at the discretion of the Committee, be payable in any form other than a single life annuity or the alternative payment form elected by the Participant. Notwithstanding the form or frequency of payments of the Accrued Benefit, the value of the benefit payable to the Participant shall be the Actuarial Equivalent of the single life annuity payable to the Participant.

5.1.3 Notwithstanding any provisions to the contrary contained in this Plan, if the present value of the Participant's Accrued Benefit is $10,000 or less, such present value shall be paid in the form of a single lump-sum payment as soon as administratively practicable following the Participant's termination of employment with the Employer. The present value for purposes of this Section 5.1.3 shall be calculated using the mortality and interest assumptions that would be used for purposes of calculating a minimum lump-sum distribution under the PEP. Payment of a lump-sum shall be in full satisfaction of all benefits otherwise payable under this Plan.

5.2     EARLY RETIREMENT OR TERMINATION OF EMPLOYMENT

          If a Participant who is vested terminates employment prior to the date he or she attains age sixty-five (65), then in such event, a retirement benefit shall be due such Participant under this Plan. Such benefit shall be payable, at the discretion of the Committee, starting either on the first day of the month coincident with or next following the Participant's termination of employment with the Employer, or on some other date not later than the Participant's Normal Retirement Date. The amount of such retirement benefit (when expressed as a single life annuity with monthly payments) shall equal the Participant's Accrued Benefit. Such benefit shall be paid in the form specified in Section 5.1.

5.3     BENEFIT PAYABLE UPON DEATH

If a Participant dies on or after the date that such Participant becomes vested but before the payment or commencement of a benefit under Section 5.1, 5.2 or 5.5 of this Plan, a death benefit shall be paid to his or her beneficiary as soon as administratively practicable after the
Participant's death.   Such benefit shall be paid in a single lump-sum
payment in an amount equal to the present value of the Participant's Accrued Benefit (expressed as a single life annuity commencing as of the Participant's Normal Retirement Date). The present value for purposes of this Section 5.3 shall be calculated using the mortality and interest assumptions that would be used for purposes of calculating a minimum lump-sum distribution under the PEP.

A Participant's "beneficiary" for this purpose means any person (including a trust) designated in writing by the Participant to receive the death benefit payable under this Plan. If no such designation is made by the Participant, or if such designation fails, in whole or in part, by reason of the prior death of such person or for any other cause, then the Participant's "beneficiary" shall mean the surviving spouse of the Participant, if one shall then survive; or, if not, then the surviving issue of the Participant per stirpes and not per capita; or, if no issue survive the Participant, then the executor, administrator or personal representative of the estate of the deceased Participant.

5.4     OPTIONS

Any of the benefits provided for in this Plan may, at the discretion of the Committee, be paid in any form of Actuarial Equivalent value.

5.5     CHANGE IN CONTROL OF THE COMPANY

Notwithstanding any provisions to the contrary contained in this Plan, upon the occurrence of a Change in Control of the Company, the fact and the date ("Date") of which is to be determined finally and conclusively by the Chief Executive Officer of the Company or by the Vice-President - Finance and Chief Financial Officer of the Company, to be evidenced by a letter signed by such officer, addressed and delivered to the Committee, the Company shall pay, or cause to be paid, to each Affected Participant under this Plan in lieu of any benefits (excluding benefits paid to any Affected Participant prior to the date of a Change in Control of the Company) payable pursuant to Sections 5.1 through 5.3 hereof, automatically and simultaneously, without any further action, determination or notice of any kind, and whether or not such Affected Participant is vested under the provisions of Section 4.2.1 hereof, a lump sum determined and calculated in accordance with the following, subject to adjustment pursuant to the provisions of Section 5.6 hereof:
(a) if, on the Date of the Change in Control of the Company, the Affected Participant is an Employee, the amount of such lump sum payment shall be an amount equal to the present value of the Affected Participant's Accrued Benefit. The present value for purposes of this
Section 5.6 shall be calculated using the mortality and interest assumptions that would be used for purposes of calculating a minimum lump-sum distribution under the PEP.

(b) if, on the Date of the Change in Control of the Company, the Affected Participant is a Retired Employee, as defined in Section 2.1.4(b) hereof, the amount of such lump sum payment shall be an amount equal to the present value (as determined in (a), above) of the benefits remaining payable to such Affected Participant as of the Date of the Change in Control of the Company. If a Change in Control of the Company occurs and both the Chief Executive Officer of the Company and the Vice President-Finance and Chief Financial Officer of the Company fail, for any reason whatsoever, to sign, address and deliver to the Committee the letter described above in this Section 5.5, such failure shall not affect in any manner the obligation of the Company or the full right, title and interest of each Affected Participant under this Plan to receive from the Company the full amount of the lump sum payment determined and calculated in accordance with the forgoing provisions of this Section 5.5, subject to adjustment pursuant to the provisions of
Section 5.6 hereof; and the entitlement of each Affected Participant to receive such sum from the Company shall be valid and enforceable by each Affected Participant in any state or federal court having jurisdiction thereof.

5.6     PARACHUTE PAYMENTS

In the event it shall be determined that any payment by the Company to or for the benefit of the Participant hereunder determined without regard to any additional payments required under this Section 5.6 (a "Payment") would be subject to the excise tax imposed by Code section 4999 or any interest or penalties are incurred by the Affected Participant with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Affected Participant shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Affected Participant of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Affected Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payment.

For purposes of these calculations, all applicable amounts shall be determined by the Company's independent auditors.

                              SECTION 6.
                         LIABILITY OF COMPANY

6.1 The benefits of this Plan shall be paid by Multifoods or any of its consolidated subsidiaries or by a trust established by the Company for this purpose. The amounts of all benefits with respect to which any and all Participants under the Plan are vested pursuant to the term and provisions of the Plan, shall be provided for in such manner and form as shall be approved, from time to time, by the Board of Directors or the Committee, to assure that funds will be available to pay all such amounts when due, to vested Participants under the Plan.

6.2 The Company shall establish on its accounting ledgers, or cause to be established on the accounting ledgers of any consolidated subsidiary, a reserve for the retirement benefits of each Participant, based on the Aggregate Cost Method of actuarial valuation and the actuarial assumptions approved by the Committee on the recommendation of the Actuary.

6.3 A Participant who is vested in a benefit under this Plan shall be an unsecured general creditor of the Company as to the payment of any benefit under the Plan.

                             SECTION 7.
                          ADMINISTRATION

7.1 Except for the functions reserved to the Company, the Board of Directors of the Company, the Chairman of the Board of Directors of the Company or a trustee, if any, appointed by the Company, the administration of the Plan shall be the responsibility of the Committee.

7.2 The Committee shall have the power and the duty to take all actions necessary and proper to carry out the provisions of this Plan. The determinations of the Committee shall be final and binding, unless the Board of Directors of Multifoods modifies or reverses the determination made by the Committee.

7.3     In administering the Plan, the Committee shall:

(a) designate Participants and furnish them, upon request, with copies of the Plan;

(b)     determine the reserve required under Section 6.2 of the Plan;

(c) instruct the Company (or trustee, if any) as to payments to be made under this Plan;

(d) make and enforce such rules and regulations as it shall deem proper from time to time for the administration of this Plan;

(e) interpret the Plan (in its discretion) to resolve ambiguities, inconsistencies and omissions, which interpretations shall be final and binding unless the Board of Directors of Multifoods modifies or reverses the interpretation made by the Committee;

(f)     determine the amount of benefits payable in accordance with
Section 3 of this Plan; and

(g) take whatever action is necessary in fulfilling the purposes and intent of this Plan.

7.4 The Committee may appoint a person or persons to act in the day-to-day administration of the Plan, which person or persons may or may not be a Participant or a member of the Committee.

7.5 Except in circumstances involving bad faith, no member of the Committee, the Board of Directors of the Company or the Chairman of the Board of Directors of the Company, or any person assisting in the Plan administration, shall be liable, in respect to this Plan, for any act whether of commission or omission taken by any other member of the Committee, officer, agent or employee of the Company or any of its consolidated subsidiaries, or for anything done or omitted to be done by any member of the Committee, officer, agent or employee of the Company. Any person claiming benefits under this Plan shall look solely to the Company for redress.

                               SECTION 8.
                       AMENDMENT AND TERMINATION

8.l     The Board of Directors of the Company shall have the power to suspend or terminate this Plan in whole or in part at any time, and from time to time to extend, modify, amend or revise this Plan in such respects as the Board of Directors of Multifoods by resolution may deem advisable; provided that no such extension, modification, amendment or revision shall deprive a Participant or any beneficiary designated by a Participant, of the vested portion of any benefit under this Plan accrued as of the date of such action. The fact that a director is, has been, or will be a Participant in this Plan shall not disqualify such Participant from voting as a director for or against an extension, discontinuance, modification, amendment or revision of this Plan or any part thereof.

8.2 The Company intends to continue this Plan indefinitely, but nevertheless assumes no contractual obligation, other than as specifically provided herein, beyond the guarantee of the vested portions of any benefits payable under this Plan.

8.3 If this Plan is terminated by the Board of Directors of Multifoods under and pursuant to the provisions of this Section 8, a Participant who is vested, as determined in Section 4.2.1 or Section 5.5 of this Plan accrued as of the date of such action, shall be paid the present value of his or her Accrued Benefit in the form of a single lump-sum payment as soon as administratively practicable following the termination of the Plan. The present value for purposes of this Section
8.3 shall be calculated using the mortality and interest assumptions that would be used for purposes of calculating a minimum lump-sum distribution under the PEP. Payment of a lump-sum shall be in full satisfaction of all benefits otherwise payable under this Plan.

                               SECTION 9.
                             MISCELLANEOUS

9.l     This Plan is not a contract between the Employer and any
Participant or beneficiary, and nothing herein shall affect the right of the Employer to discharge an Employee.

9.2 Except to the extent required by law, no benefit hereunder shall be subject to anticipation, alienation, garnishment, sale, pledge, transfer, encumbrance, judgment or damage. Any attempt at such may cause the Committee to cancel the benefit, or pay it otherwise for the use of the Participant or beneficiary.

9.3 If the Committee determines that a person entitled to benefits hereunder is incompetent, it may cause benefits to be paid to another person for the use of the Participant or beneficiary, in total discharge of the Plan's obligations.

9.4 The provisions of the Plan shall be construed and governed under the laws of the State of Minnesota, unless and except as preempted by federal law; provided, however, that the provisions of any trust agreement relating to a trust established for the purpose of accumulating assets to assist the Company in fulfilling the obligations of the Company under this Plan shall be construed and under the laws of the jurisdiction stated in such trust agreement.

9.5 In determining entitlement to benefits and in calculating the amount of any benefits payable to Participants under this Plan which are based or predicated upon the PEP, the terms and conditions (including, without limitations, any provisions governing vesting and any provisions governing payment options available to Participants) of the PEP shall govern and control, except as specifically provided otherwise in this Plan.

                              APPENDIX A

               MANAGEMENT BENEFIT PLAN OF INTERNATIONAL
                        MULTIFOODS CORPORATION


A.1     Appendix A Participants

     This Appendix A shall apply to the following Participants who were Participants in the Plan as of January 1, 1997 (referred to as "Appendix A Participants"):

          Jeffrey E. Boies
          Frank W. Bonvino
          Duncan H. Cocroft
          Gary E. Costley
          Howard A. Grauff
          Dennis R. Johnson
          D. Bruce Kean
          Robert F. Maddocks
          Edgardo E. Rodriguez
          Joseph A. Van Bourgondien
          Robert A. Wallace
          Robert W. Wright

A.2     Definitions

     The terms in this Section A.2 shall, for all purposes of this Plan, have the meanings herein specified, unless the context expressly or by necessary implication otherwise requires:

     A.2.1 "Accrual Service" shall have the respective meaning specified in Section A.3 of this Appendix A.

A.2.2 "Accrued Appendix A Benefit" means the Appendix A Benefit multiplied times a fraction (not to exceed "1.00"), the numerator of which is equal to the Accrual Service of the Participant and the denominator of which is equal to what that Accrual Service would have been had the Participant remained an active Employee until the date he or she attained age sixty-five (65).

A.2.3 "Appendix A Benefit" means an annual income for life in an amount equal to "A" plus "B" minus "C" where:

"A"  =     50% of the Bonus Base of such Participant.

     plus

"B"  =     The annual benefit that would have been received under the
PEP in the form of a single life annuity starting as of the Participant's Normal Retirement Date (or, if later, as of the first day of the month coincident with or next following the Participant's termination of employment) if (i) the Participant were eligible for the Grandfathered Formula, and only that formula, under the PEP (regardless of whether the Participant actually is eligible for such Grandfathered Formula), (ii) the Participant's Final Average Pay under the Grandfathered Formula included amounts deferred at the election of the Participant under any nonqualified deferred compensation plan or arrangement approved by the Committee, and also amounts waived by the Participant under any waiver arrangement approved by the Committee and any extra benefits resulting from special service awards approved by the Committee, and (iii) Code sections 401(a)(17) and 415 did not apply to the Grandfathered Formula under the PEP.

          minus

"C"  =     The Participant's Accrued Benefit calculated without regard to this Appendix A.

A.2.4 "Bonus" or "Bonuses" means (for the fiscal year in which the bonus is earned, and whether or not deferred or waived as to payment):

(a) The amounts (if any) awarded to the Participant under the Management Incentive Plan of International Multifoods Corporation, as may be amended from time to time;

(b) The amounts (if any) awarded to the Participant under the Management Bonus Program - General of International Multifoods
Corporation, as amended from time to time.

A.2.5 "Bonus Base" means the average of the highest five (5) or less Bonuses awarded to the Participant during the last ten (10) years of employment with the Employer. From and after March 1, 1990, but not applicable to Employees who are Participants before that date, unless the Committee prescribes otherwise, only Bonuses paid while a Participant shall be included in the Bonus Base. In calculating the Bonus Base with respect to a Participant, the denominator shall be "5" in all circumstances.

A.2.6 "Disabled" or "Disability" means a condition described in Section A.6 of this Appendix.

A.2.7 "Grandfathered Formula" means the benefit formula set forth in Appendix B of the PEP, which is a continuation of the benefit formula in effect under the PEP as of December 31, 1995 (then called the "Employees' Retirement Plan of International Multifoods Corporation"). All other capitalized terms used in this Appendix shall have the same meanings as in the Plan.

A.3     Accrual Service

     A.3.1 "Accrual Service" shall be used to calculate the Accrued Appendix A Benefit under Section A.2.2.

     A.3.2 "Accrual Service" as used in this Appendix A shall refer to the period of years and fractions of a year between the most recent date that an Employee is made a Participant in the Plan and the first to occur of that Employee's death, disability, termination of employment or retirement. Employees who were Participants before March 1, 1990 receive Accrual Service credit from date of hire, unless specified otherwise by the Committee. Fractions of a year, for purposes of this Appendix A, shall be based upon complete months of employment.

     A.3.3 At the discretion of the Committee, a period of employment with the Employer prior to the most recent date of hire or prior to date of participation may be included as Accrual Service. Also, at the discretion of the Committee, an Employee's period of service, or any part thereof, with a company of which the assets or stock have been acquired by the Employer, may be included as Accrual Service.

     A.3.4 Accrual Service shall include a leave of absence, but for purposes of this Plan, such period shall not exceed one (1) year, unless otherwise determined by the Committee.

A.4     Normal Retirement

     A.4.1     The Appendix A Benefit shall commence at the
Participant's Normal Retirement Date (or, if later, as of the first day of the month coincident with or next following the Participant's termination of employment).

     A.4.2 The Appendix A Benefit shall be paid in the form of a single life annuity with monthly payments. However, the Appendix A Benefit may, at the discretion of the Committee, be payable in any form other than a single life annuity. Notwithstanding the form or frequency of payments of the Appendix A Benefit, the value of the benefit payable to the Participant shall be the Actuarial Equivalent of the single life annuity payable to the Participant.

A.5     Early Retirement or Termination of Employment

If an Appendix A Participant who is vested, as determined under Section
4.2 of the Plan elects to retire or terminate employment prior to the date he or she attains age sixty-five (65) (and he or she is not eligible for a benefit under Section A.6 of this Appendix A), then in such event, the retirement benefit due such Participant shall be payable, at the discretion of the Committee, either on the first day of the month coincident with or next following the Participant's termination of employment with the Employer, or at some other date not later than the Participant's Normal Retirement Date; provided, however, that, except as specifically provided otherwise herein, no retirement benefit due such Participant shall be payable prior to the attainment by such Participant of age fifty-five (55). The retirement benefit due such Participant shall equal the Appendix A Benefit times a percentage from the following table:

Age Benefits Commence          Percentage of Appendix A
                                    Benefit Payable

          62 or older                    100%
          61                              98%
          60                              96%
          59                              94%
          58                              90%
          57                              86%
          56                              82%
          55                              78%

(NOTE: Use straight line interpolation for intermediate ages.)

A.6     Disability

If the Committee determines that a Participant has become Disabled, and the Disability occurs prior to the Participant's attainment of age fifty-five (55) and subsequent to the date such Participant is vested, as determined under Section 4.2 of this Plan, the Accrued Appendix A Benefit shall be payable to the Disabled Participant commencing as of the date of Disability, as such date is determined by the Committee. For purposes of this Plan, a Participant shall deliver to the Committee the written opinion of a reputable, licensed physician or physicians, approved by the Committee, stating to the effect that on account of the sickness, accident, ill health or other physical or mental disability, such a Participant is, in the opinion of such physician or physicians, so disabled as totally to prevent the Participant from performing and discharging the duties of the position held by the Participant immediately prior to the occurrence of the Disability, and that such Disability is likely to be permanent.

A.7     Spouse Benefit

If an Appendix A Participant dies on or after the date that such Participant becomes vested or attains age 55 and is survived by a spouse, it shall be assumed the Participant had terminated or retired on the first day of the month in which the Participant's death occurred, and that the Committee had approved a conversion of the life annuity to a joint and survivor option, with the surviving spouse as joint annuitant, providing for one hundred percent (100%) continuation of income to the surviving spouse. The income to the surviving spouse shall commence on the latest of the following dates:

(i)     the first day of the month following the Participant's death; or

(ii) the first day of the month following the date that such Participant would have attained age 55; or

(iii) the first day of the month following the date that such Participant's attained age in years and fractions of a year, plus
Accrual Service in years and fractions of a year, equals, or would have equaled, sixty (60).

The Committee may approve an Actuarial Equivalent form of income payable to the surviving spouse.

A.8     Change in Control of the Company

Notwithstanding any provisions to the contrary contained in the Plan, if a lump-sum payment becomes due and payable to an Appendix A Participant upon the occurrence of a Change in Control of the Company pursuant to
Section 5.5 of the Plan, such lump-sum payment shall include an additional amount determined and calculated in accordance with the following, subject to adjustment pursuant to the provisions of Section
5.6 of the Plan:

(a) if, on the Date of the Change in Control of the Company, the Affected Participant is an Employee and is vested in the Appendix A Benefit pursuant to Section 4.2.1 hereof, the amount of such lump sum payment shall be an amount equal to the greater of the present value of:

(i) the Affected Participant's Appendix A Benefit times the applicable percentage from the following table:

Age of Affected Participant        Percentage Applicable to
on the Date of the Change in       the Affected Participant's
Control of the Company             Appendix A Benefit

      62 or older                           100%
      61                                     98%
      60                                     96%
      59                                     94%
      58                                     90%
      57                                     86%
      56                                     82%
      55                                     78%

(NOTE: For ages under 55, reduce % by 4 per year; use straight line interpolation for fractional ages) and

(ii)     the Accrued Appendix A Benefit applicable to such Affected
Participant; or

(b) if, on the Date of the Change in Control of the Company, the Affected Participant is an Employee but is not vested in the Normal Retirement Benefit pursuant to Section 4.2.1 of the Plan, the Affected Participant shall be vested in the Accrued Appendix A Benefit applicable to such Affected Participant, and the amount of such lump sum payment shall be an amount equal to the present value of the Accrued Appendix A Benefit applicable to such Affected Participant; or

(c) if, on the Date of the Change in Control of the Company, the Affected Participant is a Retired Employee, as defined in Section 2.1.4(b) of the Plan, the amount of such lump sum payment shall be an amount equal to the present value of the benefits payable to such Affected Participant as of the Date of the Change in Control of the Company.

The present value for purposes of this Section A.8 shall be calculated using the mortality and interest assumptions that would be used for purposes of calculating a minimum lump-sum distribution under the PEP. The lump-sum benefit provided under this Section A.8 shall be in lieu of any benefits (excluding benefits paid to an Affected Participant prior to the date of Change in Control of the Company) payable pursuant to this Appendix A.

The lump-sum benefit provided under this Section A.8 shall be subject the provisions of Section 5.6 of the Plan.

A.9     Termination of Plan

     If this Plan is terminated by the Board of Directors of Multifoods under and pursuant to the provisions of Section 8, the bonuses to be taken into account to compute the Bonus Base with respect to any Appendix A Participant who is vested, as determined in Section 4.2.1 or
Section 5.5, shall be the Bonuses awarded to such Participant during the ten (l0) year period immediately preceding the date on which the Plan is terminated.